INVESTMENT MANAGEMENT SERVICES AGREEMENT

         This Agreement dated as of November 8, 2005, is by and between AXP Global Series, Inc. (the "Corporation"), a Minnesota corporation, on behalf of its underlying series fund, RiverSource Emerging Markets Fund, RiverSource Global Bond Fund and RiverSource Global Equity Fund (the "Funds") and RiverSource Investments, LLC (the "Investment Manager"), a Minnesota limited liability company.

Part One: INVESTMENT MANAGEMENT AND OTHER SERVICES

         (1) The Corporation hereby retains the Investment Manager, and the Investment Manager hereby agrees, for the period of this Agreement and under the terms and conditions hereinafter set forth, to furnish the Corporation continuously with suggested investment planning; to determine, consistent with the Funds' investment objectives and policies, which securities in the Investment Manager's discretion shall be purchased, held or sold and to execute or cause the execution of purchase or sell orders; to prepare and make available to the Funds all necessary research and statistical data in connection therewith; to furnish all services of whatever nature required in connection with the management of the Funds as provided under this Agreement; and to pay such expenses as may be provided for in Part Three; subject always to the direction and control of the Board of Directors (the "Board"), the Executive Committee and the authorized officers of the Corporation. The Investment Manager agrees to maintain an adequate organization of competent persons to provide the services and to perform the functions herein mentioned. The Investment Manager agrees to meet with any persons at such times as the Board deems appropriate for the purpose of reviewing the Investment Manager's performance under this Agreement.

         (2) The Investment Manager agrees that the investment planning and investment decisions will be in accordance with general investment policies of the Funds as disclosed to the Investment Manager from time to time by the Funds and as set forth in its prospectuses and registration statement filed with the United States Securities and Exchange Commission (the "SEC").

         (3) The Investment Manager agrees that it will maintain all required records, memoranda, instructions or authorizations relating to the acquisition or disposition of securities for the Fund.

         (4) The Corporation agrees that it will furnish to the Investment Manager any information that the latter may reasonably request with respect to the services performed or to be performed by the Investment Manager under this Agreement.

         (5) The Investment Manager is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities for the Funds and is directed to use its best efforts to obtain the best available price and most favorable execution, except as prescribed herein. Subject to prior authorization by the Board of appropriate policies and procedures, and subject to termination at any time by the Board, the Investment Manager may also be authorized to effect individual securities transactions at commission rates in excess of the minimum commission rates available, to the extent authorized by law, if the Investment Manager determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Investment Manager's overall responsibilities with respect to the Funds and other funds for which it acts as Investment Manager.

         (6) It is understood and agreed that in furnishing the Funds with the services as herein provided, neither the Investment Manager nor any officer, director or agent thereof shall be held liable to the Funds, shareholders, the Corporation or its creditors or shareholders for errors of judgment or for anything except willful misfeasance, bad faith, or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties under the terms of this Agreement. It is further understood and agreed that the Investment Manager may rely upon information furnished to it reasonably believed to be accurate and reliable.

Part Two: COMPENSATION TO INVESTMENT MANAGER

         (1) The Corporation agrees to pay to the Investment Manager on behalf of the Funds, and the Investment Manager covenants and agrees to accept from the Corporation in full payment for the services furnished, a fee based on the net asset charge and for RiverSource Emerging Markets Fund and RiverSource Global Equity Fund, a performance incentive adjustment.

                (a) The Asset Charge - RiverSource Emerging Markets Fund, RiverSource Global Bond Fund and RiverSource Global Equity Fund

                        (i) The asset charge for each calendar day of each year shall be equal to the total of 1/365th (1/366th in each leap year) of the amount computed in accordance with paragraph (ii) below. The computation shall be made for each calendar day on the basis of net assets as of the close of the preceding business day. In the case of the suspension of the computation of net asset value, the fee for each day during such suspension shall be computed as of the close of business on the last full business day on which the net assets were computed. Net assets as of the close of a full business day shall include all transactions in shares of the Fund recorded on the books of the Fund for that day. The asset charge shall be based on the net assets of the Fund as set forth in the following tables.

                        RiverSource Emerging Markets Fund

                    Assets                      Annual Rate at
                   (Billions)                  Each Asset Level

                  First $0.25                      1.100%
                    Next 0.25                      1.080
                    Next 0.25                      1.060
                    Next 0.25                      1.040
                    Next 1.00                      1.020
                    Over 2.00                      1.000
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                          RiverSource Global Bond Fund

                   Assets                          Annual Rate at
                   (Billions)                    Each Asset Level

                   First $0.25                        0.770%
                   Next  0.25                         0.745
                   Next  0.25                         0.720
                   Next  0.25                         0.695
                   Over  1.00                         0.670

                         RiverSource Global Equity Fund

                    Assets                         Annual Rate at
                    (Billions)                    Each Asset Level

                    First $0.25                        0.800%
                    Next 0.25                          0.775
                    Next 0.25                          0.750
                    Next 0.25                          0.725
                    Next 1.00                          0.700
                    Over 2.00                          0.675

                (b) The Performance Incentive Adjustment - RiverSource Emerging Markets Fund and RiverSource Global Equity Fund

                        (i) Calculating the Performance Incentive Adjustment. The performance incentive adjustment shall be calculated monthly by:

                                (A)    Determining the difference in performance
(the "Performance Difference") between the Fund and an index of similar funds (the "Index"), as described in paragraph (b)(ii). The Funds and Index are set forth below:

---------------------------------------- --------------------------------------
Fund                                     Index
---------------------------------------- --------------------------------------
RiverSource Emerging Markets Fund        Lipper Emerging Markets Funds Index
---------------------------------------- --------------------------------------
RiverSource Global Equity Fund           Lipper Global Funds Index
---------------------------------------- --------------------------------------

                                (B)    Using the Performance Difference
calculated under paragraph (b)(ii) to determine the Adjustment Rate, as illustrated in paragraph (b)(iii).

                                (C)    Multiplying the current month's
Adjustment Rate by the Fund's average net assets for the comparison period, then dividing the result by the number of months in the comparison period to determine the monthly adjustment. Where the performance of the Fund exceeds the Index, the amount so determined shall be an increase in fees as computed under paragraph (1)(a). Where Fund performance is exceeded by the Index, the amount so determined shall be a decrease in such fees.

                        (ii)    Computing the Performance Difference.
The Performance Difference, calculated monthly, is determined by measuring the percentage difference between the performance of one Class A share of the Fund and the performance of the Index. The performance of one Class A share of the Fund shall be measured by computing the percentage difference, carried to two decimal places, between the net asset value as of the last business day of the period selected for comparison and the net asset value of such share as of the last business day of the prior period, adjusted for dividends or capital gain distributions treated as reinvested immediately. The performance of the Index will be established by measuring the percentage difference, carried to two decimal places, between the ending and beginning Index for the comparison period, with dividends or capital gain distributions on the securities that comprise the Index being treated as reinvested immediately.

                        (iii)   Determining the Adjustment Rate. The
Adjustment Rate, computed to five decimal places, is determined in accordance with the following table:

------------------ -------------------------------------------------------------
Performance        Adjustment Rate
Difference
------------------ -------------------------------------------------------------
0.00%-0.50%        0
------------------ -------------------------------------------------------------
0.50%-1.00%        6 basis points times the performance difference over 0.50%
                   (maximum of 3 basis points if a 1% performance difference)
------------------ -------------------------------------------------------------
1.00%-2.00%        3 basis points, plus 3 basis points times the performance
                   difference over 1.00% (maximum 6 basis points if a 2%
                   performance difference)
------------------ -------------------------------------------------------------
2.00%-4.00%        6 basis points, plus 2 basis points times the performance
                   difference over 2.00% (maximum 10 basis points if a 4%
                   performance difference)
------------------ -------------------------------------------------------------
4.00%-6.00%        10 basis points, plus 1 basis point times the performance
                   difference over 4.00% (maximum 12 basis points if a 6%
                   performance difference)
------------------ -------------------------------------------------------------
6.00% or more      12 basis points
------------------ -------------------------------------------------------------

For example, if the performance difference is 2.38%, the adjustment rate is
0.000676 (0.0006 [6 basis points] plus 0.0038 [the 0.38% performance difference over 2.00%] x 0.0002[2 basis points] x 100 (0.000076)). Rounded to five decimal places, the Adjustment Rate is 0.00068.

                        (iv)    The maximum adjustment rate is 0.00120 per year.

                        (v) If an Index ceases to be published for a period of more than 90 days, changes in any material respect or otherwise becomes impracticable to use for purposes of the adjustment, no adjustment will be made under (b) until such time as the Board approves a substitute index.

         (2) The fee shall be paid on a monthly basis and, in the event of the termination of this Agreement, the fee accrued shall be prorated on the basis of the number of days that this Agreement is in effect during the month with respect to which such payment is made.

         (3) The fee provided for hereunder shall be paid in cash by the Corporation to the Investment Manager within five business days after the last day of each month.

Part Three: ALLOCATION OF EXPENSES

         (1)    The Corporation agrees to pay:

                (a) Fees payable to the Investment Manager for its services under the terms of this Agreement.

                (b) Taxes.

                (c) Brokerage commissions and charges in connection with the purchase and sale of assets.

                (d) Custodian fees and charges.

                (e) Fees and charges of its independent certified public accountants for services the Corporation or Fund request.

                (f) Premium on the bond required by Rule 17g-1 under the Investment Company Act of 1940.

                (g) Fees and expenses of attorneys (i) it employs in matters not involving the assertion of a claim by a third party against the Corporation, its directors and officers, (ii) it employs in conjunction with a claim asserted by the Board against the Investment Manager except that the Investment Manager shall reimburse the Corporation for such fees and expenses if it is ultimately determined by a court of competent jurisdiction, or the Investment Manager agrees, that it is liable in whole or in part to the Corporation, and (iii) it employs to assert a claim against a third party.

                (h) Fees paid for the qualification and registration for public sale of the securities of the Funds under the laws of the United States and of the several states in which such securities shall be offered for sale.

                (i) Fees of consultants employed by the Corporation.

                (j) Directors, officers and employees expenses which shall include fees, salaries, memberships, dues, travel, seminars, pension, profit sharing, and all other benefits paid to or provided for directors, officers and employees, directors and officers liability insurance, errors and omissions liability insurance, worker's compensation insurance and other expenses applicable to the directors, officers and employees, except the Corporation will not pay any fees or expenses of any person who is an officer or employee of the Investment Manager or its affiliates.

                (k) Filing fees and charges incurred by the Corporation in connection with filing any amendment to its articles of incorporation, or incurred in filing any other document with the State of Minnesota or its political subdivisions.

                (l) Organizational expenses of the Corporation.

                (m) Expenses incurred in connection with lending portfolio securities of the Funds.

                (n) Expenses properly payable by the Corporation on behalf of the Funds, approved by the Board.

         (2) The Investment Manager agrees to pay all expenses associated with the services it provides under the terms of this Agreement.

Part Four: MISCELLANEOUS

         (1) The Investment Manager shall be deemed to be an independent contractor and, except as expressly provided or authorized in this Agreement, shall have no authority to act for or represent the Corporation.

         (2)      A "full business day" shall be as defined in the By-laws.

         (3) The Corporation recognizes that the Investment Manager now renders and may continue to render investment advice and other services to other investment companies and persons which may or may not have investment policies and investments similar to those of the Funds and that the Investment Manager manages its own investments and/or those of its subsidiaries. The Investment Manager shall be free to render such investment advice and other services and the Corporation hereby consent thereto.

         (4) Neither this Agreement nor any transaction made pursuant hereto shall be invalidated or in any way affected by the fact that directors, officers, agents and/or shareholders of the Corporation are or may be interested in the Investment Manager or any successor or assignee thereof, as directors, officers, stockholders or otherwise; that directors, officers, stockholders or agents of the Investment Manager are or may be interested in the Funds or as directors, officers, shareholders, or otherwise; or that the Investment Manager or any successor or assignee, is or may be interested in the Funds as shareholder or otherwise, provided, however, that neither the Investment Manager nor any officer, trustee or employee thereof or of the Corporation, shall sell to or buy from the Funds any property or security other than shares issued by the Funds, except in accordance with applicable regulations or orders of the SEC.

         (5) Any notice under this Agreement shall be given in writing, addressed, and delivered, or mailed postpaid, to the party to this Agreement entitled to receive such, at such party's principal place of business in Minneapolis, Minnesota, or to such other address as either party may designate in writing mailed to the other.

         (6) The Investment Manager agrees that no officer, director or employee of the Investment Manager will deal for or on behalf of the Corporation with himself as principal or agent, or with any corporation or partnership in which he may have a financial interest, except that this shall not prohibit:

                  (a) Officers, directors or employees of the Investment Manager from having a financial interest in the Funds or in the Investment Manager.

                  (b) The purchase of securities for the Funds, or the sale of securities owned by the Funds, through a security broker or dealer, one or more of whose partners, officers, directors or employees is an officer, director or employee of the Investment Manager provided such transactions are handled in the capacity of broker only and provided commissions charged do not exceed customary brokerage charges for such services.

                  (c) Transactions with the Funds by a broker-dealer affiliate of the Investment Manager as may be allowed by rule or order of the SEC, and if made pursuant to procedures adopted by the Board.

         (7) The Investment Manager agrees that, except as herein otherwise expressly provided or as may be permitted consistent with the use of a broker-dealer affiliate of the Investment Manager under applicable provisions of the federal securities laws, neither it nor any of its officers, directors or employees shall at any time during the period of this Agreement, make, accept or receive, directly or indirectly, any fees, profits or emoluments of any character in connection with the purchase or sale of securities (except shares issued by the Funds) or other assets by or for the Funds.

         (8) This Agreement shall be governed by the laws of the State of Minnesota.

Part Five: RENEWAL AND TERMINATION

         (1) This Agreement shall continue in effect for two years, or until a new agreement is approved by a vote of the majority of the outstanding shares of the Funds and by vote of the Funds' Board, including the vote required by (b) of this paragraph, and if no new agreement is so approved, this Agreement shall continue from year to year thereafter unless and until terminated by either party as hereinafter provided, except that such continuance shall be specifically approved at least annually (a) by the Board or by a vote of the majority of the outstanding shares of the Funds and (b) by the vote of a majority of the directors who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. As used in this paragraph, the term "interested person" shall have the same meaning as set forth in the Investment Company Act of 1940, as amended (the "1940 Act").

         (2) This Agreement may be terminated by either the Corporation on behalf of the Funds or the Investment Manager at any time by giving the other party 60 days' written notice of such intention to terminate, provided that any termination shall be made without the payment of any penalty, and provided further that termination may be effected either by the Board or by a vote of the majority of the outstanding voting shares of the respective Fund. The vote of the majority of the outstanding voting shares of the Fund for the purpose of this Part Five shall be the vote at a shareholders' regular meeting, or a special meeting duly called for the purpose, of 67% or more of the Fund shares present at such meeting if the holders of more than 50% of the outstanding voting shares are present or represented by proxy, or more than 50% of the outstanding voting shares of the Fund, whichever is less.

         (3) This Agreement shall terminate in the event of its assignment, the term "assignment" for this purpose having the same meaning as set forth in the 1940 Act.

IN WITNESS THEREOF, the parties hereto have executed the foregoing Agreement as of the day and year first above written.


AXP GLOBAL SERIES, INC.
         RiverSource Emerging Markets Fund
         RiverSource Global Bond Fund
         RiverSource Global Equity Fund


By:  /s/ Leslie L. Ogg
     --------------------
         Leslie L. Ogg
         Vice President



RIVERSOURCE INVESTMENTS, LLC


By:  /s/ Paula R. Meyer
     --------------------
         Paula R. Meyer
         Senior Vice President